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EXHIBIT 1.3

(SUBJECT TO CHANGE)

FORM OF ARTICLES OF AMALGAMATION
OF MI DEVELOPMENTS INC.
TO BE ADOPTED IN CONNECTION WITH THE SPIN-OFF TRANSACTIONS

ARTICLES OF AMALGAMATION
STATUTS DE FUSION

1.	The name of the amalgamated corporation is:	Dénomination sociale de la compagnie issue de la fusion:
MI DEVELOPMENTS INC.
2.	The address of the registered office is:	Adresse du siège social:
455 MAGNA DRIVE
(Street & Number or R.R. Number & if Multi-Office Building give Room No.) (Rue et numéro ou numéro de la R.R. et, s'il s'agit édifice à bureaux, numéro du bureaux)
	AURORA, ONTARIO	L 4 G 7 A 9
	(Name of Municipality or Post Office) (Nom de la municipalité ou du bureau de poste)	(Postal Code) (Code postal)
3.	Number (or minimum and maximum number) of directors is:	Nombre (ou nombres minimal et maximal) d'administrateurs:
MINIMUM 3; MAXIMUM 15
4.	The first director(s) is/are:	Administrateur(s):	Resident
	First Name, initials and surname Prénom, initiales et nom de famille	Address for service, giving Street & No. or R.R. No., Municipality and Postal Code Domicile élu, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal	Canadian State Yes or No Resident Canadien Oui/Non
	Frank Stronach	Badener Strasse 21, A-2522 Oberwaltersdorf, Austria	Yes
	Barry B. Byrd	7108 Fairway Dr., Palm Beach Gardens, FL 33418	No
	William G. Davis	Ste. 3000, 79 Wellington St. W., Toronto, Ont., M5K 1N2	Yes
	Philip K. Fricke	45 Hampshire Road, Mahwah, NJ 07430	No
	Manfred Jakszus	Moedling, Austria	No
	Brian Tobin	Ottawa, Ontario	Yes
	Werner Czernohorsky	455 Magna Drive, Aurora, Ontario, L4G 7A9	Yes

5.
	(A) The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176(4) of the Business Corporations Act on the date set out below.	(A) Les actionnaires de chaque compagnie qui fusionne ont dument adopté la convention de fusion conformément au paragraphe 176(4) de la Loi sur les compagnies à la date mentionnée ci-dessous.
	Check A or B	Cocher A ou B

(B) The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below. The articles of amalgamation in substance contain the provisions of the articles of incorporation of
(B) Les admisistrateurs de chaque compagnie qui fusionne ont approuvé la fusion par voie de résolution conformément à l'article 177 de la Loi sur les compagnies à la date mentionée ci-dessous. Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de
	and are more particularly set out in these articles.	et sont énoncés textuellement aux présents statuts.
Names of amalgamating corporations Dénomination sociale des compagnies qui fusionnent	Ontario Corporation Number Numéro de la compagnie en Ontario	Date of Adoption/Approval Date d'adoption ou d'approbation
1305291 Ontario Inc.	1305291	2003-Aug-29
1305272 Ontario Inc.	1305272	2003-Aug-29
MI Developments Inc.	1305274	2003-Aug-29
1276073 Ontario Inc.	1276073	2003-Aug-29
6.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.	Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.
NONE
7.	The classes and any maximum number of shares that the corporation is authorized to issue:	Catégories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisé à émettre:
Unlimited number of Preferred Shares, issuable in series. 706,170 Class B Shares. Unlimited number of Class A Subordinate Voting Shares.
8.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administratuers relatifs à chaque catégories d'actions qui peut étre émise en série:
See attached pages 4A to 4J.

1.
The rights, privileges, restrictions and conditions attaching to the Preference Shares issuable in series are as follows:

1)
The said Preference Shares may at any time or from time to time be issued in one (1) or more series, each series to consist of such number of shares as may before the issue thereof be determined by the directors and subject to the filing of articles of amendment in prescribed form with the Minister, and the issuance of his certificate in respect thereof, the directors of the Corporation may (subject as hereinafter provided) by resolution fix from time to time before the issue thereof the designation, privileges, rights, conditions and restrictions attaching to the said Preference Shares of each series, including without limiting the generality of the foregoing, the rate of preferential dividends, the dates of payment thereof, the redemption price and terms and conditions of redemption, conversion rights (if any) and any sinking fund or other provisions.

2)
Each series of the said Preference Shares shall be entitled to preference over the Class A Subordinate Voting Shares and Class B Shares of the Corporation, and any other shares ranking junior to the said Preference Shares, with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, and may also be given such other preferences over the Class A Subordinate Voting Shares and Class B Shares of the Corporation and any other shares ranking junior to the said Preference Shares as may be determined as to the respective series authorized to be issued.

3)
The said Preference Shares of each series shall rank on a parity with the said Preference Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation whether voluntary or involuntary or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

4)
Subject to applicable law and the provisions of any particular series of Preference Shares, the holders of the said Preference Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation, and shall not be entitled to vote at any such meeting. The holders of the said Preference Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

5)
Any amendment to the Articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the said Preference Shares or to create shares ranking in priority to or on a parity with the said Preference Shares, in addition to the authorization by a special resolution, may be authorized by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the said Preference Shares duly called for that purpose upon at least twenty-one (21) days' notice, such meeting to be held and such notice to be given in accordance with the by-laws of the Corporation and each holder of a said Preference Share shall be entitled to one (1) vote at such meeting in respect of each said Preference Share held.

2.
The rights, privileges, restrictions and conditions attaching to the 706,170 Class B Shares are as follows:

  Voting

  1)
  The Class B Shares shall carry and be entitled to five hundred (500) votes per share at all meetings of shareholders of the Corporation, except a meeting of holders of a particular class or series of shares.

  Dividends

  2)
  Subject to paragraph three (3), each Class B Share shall participate equally as to dividends with each Class A Subordinate Voting Share without preference, priority, or distinction. No dividend shall at any time be declared or set aside or paid on the Class A Subordinate Voting Shares unless on the same date a dividend in the same amount per share or identical property of equal value per share is declared to be payable on the Class B Shares which dividend shall be payable on the same date as that declared on the Class A Subordinate Voting Shares. The holders of Class B Shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for in this paragraph two (2).

  3)
  Notwithstanding paragraph two (2) hereof, the Board of Directors of the Corporation may, in declaring simultaneous dividends on both the Class A Subordinate Voting Shares and Class B Shares, cause the dividend on the Class A Subordinate Voting Shares to be payable in Class A Subordinate Voting Shares and the dividend on the Class B Shares to be payable in Class B Shares or Class A Subordinate Voting Shares, but no dividend payable in Class B Shares may be declared on the Class A Subordinate Voting Shares.

  Subdivision or Consolidation

  4)
  Neither the Class B Shares nor the Class A Subordinate Voting Shares shall be subdivided, consolidated, reclassified, or otherwise changed unless the other class of shares is subdivided, consolidated, reclassified, or otherwise changed in the same proportion and in the same manner.

  Dissolution

  5)
  In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of its assets among its shareholders for the purpose of winding-up its affairs, all the property and assets of the Corporation available for distribution to the holders of the Class B Shares or Class A Subordinate Voting Shares shall be paid or distributed equally share for share to the holders of Class B Shares or Class A Subordinate Voting Shares respectively without preference or priority.

  Conversion

  6)
  The Class B Shares, or any of them, may, upon and subject to the terms and conditions hereinafter set forth, be converted at any time by the holder or holders thereof into fully-paid and non-assessable Class A Subordinate Voting Shares of the Corporation on the basis of one (1) Class A Subordinate Voting Share for each Class B Share; provided however that in the event of the liquidation, dissolution or winding-up of the Corporation such right of conversion shall cease and expire at noon on the business day next preceding the date of such liquidation, dissolution or winding-up.

  7)
  A holder of Class B Shares desiring to convert some or all of his Class B Shares into Class A Subordinate Voting Shares in accordance with the foregoing shall surrender the certificate or certificates representing the Class B Shares which he desires to be converted to the transfer agent for the time being of the Corporation, together with a request in writing for such conversion with his signature thereon verified, as the directors of the Corporation may from time to time require.

  Amendments to Articles

  8)
  Any amendment to the Articles of the Corporation to delete or vary any privilege, right, condition or restriction attaching to the Class B Shares or to create shares ranking in priority to or on a parity with the Class B Shares, in addition to the authorization by a special resolution, may be authorized by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the Class B Shares, duly called for that purpose.

3.
The rights, privileges, restrictions and conditions attaching to the Class A Subordinate Voting Shares are as follows:

  Voting

  1)
  The Class A Subordinate Voting Shares shall carry and be entitled to one (1) vote per share at all meetings of shareholders of the Corporation, except a meeting of holders of a particular class or series of shares.

  Dividends

  2)
  The holders of Class A Subordinate Voting Shares shall be entitled to receive such dividends as may be declared thereon by the Board of Directors. Subject to paragraph three (3), each Class A Subordinate Voting Share shall participate equally as to dividends with each Class B Share without preference, priority, or distinction. No dividend shall at any time be declared or set aside or paid on the Class B Share unless on the same date a dividend in the same amount per share or identical property of equal value per share is declared to be payable on the Class A Subordinate Voting Share which dividend shall be payable on the same date as that declared on the Class B Shares. The holders of Class A Subordinate Voting Shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for in this paragraph two (2).

  3)
  Notwithstanding paragraph two (2) hereof, the Board of Directors of the Corporation may, in declaring simultaneous dividends, on both the Class A Subordinate Voting Shares and Class B Shares, cause the dividend on the Class A Subordinate Voting Shares to be payable in Class A Subordinate Voting Shares and the dividend on the Class B Shares to be payable in Class A Subordinate Voting Shares or in Class B Shares, but no dividend payable in Class B Shares may be declared on the Class A Subordinate Voting Shares.

  4)
  Neither the Class A Subordinate Voting Shares nor Class B Shares shall be subdivided, consolidated, reclassified, or otherwise changed unless the other class of shares is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

  Dissolution

  5)
  In the event of the liquidation, dissolution, or winding-up of the Corporation or other distribution of its assets among its shareholders for the purpose of winding-up its affairs, all the property and assets of the Corporation available for distribution to the holders of the Class A Subordinate Voting Shares or Class B Shares shall be paid or distributed equally share for share to the holders of the Class A Subordinate Voting Shares or Class B Shares respectively without preference or priority.

  Amendments to Articles

  6)
  Any amendment to the Articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the Class A Subordinate Voting Shares or to create shares ranking in priority to or on a parity with the Class A Subordinate Voting Shares, in addition to the authorization by a special resolution, may be authorized by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the Class A Subordinate Voting Shares, duly called for that purpose.

4.
In addition to the provisions contained in Section 3 above, the holders of Class A Subordinate Voting Shares are entitled to certain protections in the event of an offer being made for the Class B Shares, as follows:

  Definitions

  1)
  For the purposes of this Section 4:

  (a)
  "affiliate" has the meaning assigned by the Securities Act (Ontario), as amended from time to time;

  (b)
  "associate" has the meaning assigned by the Securities Act (Ontario), as amended from time to time;

  (c)
  "Conversion Period" means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date;

  (d)
  "Converted Shares" means the Class B Shares of the Corporation resulting from the conversion of Class A Subordinate Voting Shares of the Corporation into Class B Shares pursuant to paragraph 2;

    (e)
    "Exclusionary Offer" means an offer to purchase Class B Shares that:

    (i)
    must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class B Shares are listed, be made to all or substantially all of the holders of Class B Shares who are in a province of Canada in which the requirement applies; and

    (ii)
    is not made concurrently with an offer to purchase Class A Subordinate Voting Shares that is identical to the offer to purchase Class B Shares in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Offeror, and in all other material respects (except with respect to the conditions that may be attached to the offer for Class B Shares), and that has no condition attached other than the right not to take up and pay for shares tendered if no shares are purchased pursuant to the offer for Class B Shares, and for the purposes of this definition if an offer to purchase Class B Shares is not an Exclusionary Offer as defined above but would be an Exclusionary Offer if it were not for subclause (ii), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase Class A Subordinate Voting Shares;

    (f)
    "Expiry Date" means the last date upon which holders of Class B Shares may accept an Exclusionary Offer;

    (g)
    "Offer Date" means the date on which an Exclusionary Offer is made;

    (h)
    "Offeror" means a person or company that makes an offer to purchase Class B Shares (the "bidder"), and includes any associate or affiliate of the bidder or any person or company that is disclosed in the offering document to be acting jointly or in concert with the bidder; and

    (i)
    "transfer agent" means the transfer agent for the time being of the Class B Shares.

  2)
  Subject to paragraph 5, if an Exclusionary Offer is made, each outstanding Class A Subordinate Voting Share shall be convertible into one Class B Share at the option of the holder during the Conversion Period. The conversion right may be exercised by notice in writing given to the transfer agent accompanied by the share certificate or certificates representing the Class A Subordinate Voting Shares which the holder desires to convert, and such notice shall be executed by such holder, or by his attorney duly authorized in writing, and shall specify the number of Class A Subordinate Voting Shares which the holder desires to have converted. The holder shall pay any governmental or other tax imposed on or in respect of such conversion. Upon receipt by the transfer agent of such notice and share certificate or certificates, the Corporation shall issue a share certificate representing fully-paid Class B Shares as above prescribed and in accordance with paragraph 4. If less than all of the Class A Subordinate Voting Shares represented by any share certificate are to be converted, the holder shall be entitled to receive a new share certificate representing in the aggregate the number of Class A Subordinate Voting Shares represented by the original share certificate which are not to be converted.

  3)
  An election by a holder of Class A Subordinate Voting Shares to exercise the conversion right provided for in paragraph 2 shall be deemed to also constitute irrevocable elections by such holder to deposit the Converted Shares pursuant to the Exclusionary Offer (subject to such holder's right to subsequently withdraw the shares from the offer) and to exercise the right to convert into Class A Subordinate Voting Shares all Converted Shares in respect of which such holder exercises his right of withdrawal from the Exclusionary Offer or which are not otherwise ultimately taken up under the Exclusionary Offer. Any conversion into Class A Subordinate Voting Shares, pursuant to such deemed election, of Converted Shares in respect of which the holder exercises his right of withdrawal from the Exclusionary Offer shall become effective at the time such right of withdrawal is exercised. If the right of withdrawal is not exercised, any conversion into Class A Subordinate Voting Shares pursuant to such deemed election shall become effective,

    (a)
    in respect of an Exclusionary Offer which is completed, immediately following the time by which the Offeror is required by applicable securities legislation to take up and pay for all shares to be acquired by the Offeror under the Exclusionary Offer; and

    (b)
    in respect of an Exclusionary Offer which is abandoned or withdrawn, at the time at which the Exclusionary Offer is abandoned or withdrawn.

  4)
  No share certificates representing Converted Shares shall be delivered to the holders of the shares before such shares are deposited pursuant to the Exclusionary Offer; the transfer agent, on behalf of the holders of the Converted Shares, shall deposit pursuant to the Exclusionary Offer a certificate or certificates representing the Converted Shares. Upon completion of the offer, the transfer agent shall deliver to the holders entitled thereto all consideration paid by the Offeror for their Converted Shares pursuant to the offer. If Converted Shares are converted into Class A Subordinate Voting Shares pursuant to paragraph 3, the transfer agent shall deliver to the holders entitled thereto share certificates representing the Class A Subordinate Voting Shares resulting from the conversion. The Corporation shall make all arrangements with the transfer agent necessary or desirable to give effect to this paragraph 4.

  5)
  Subject to paragraph 6, the conversion right provided for in paragraph 2 shall not come into effect if:

  (a)
  prior to the time at which the offer is made there is delivered to the transfer agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the then outstanding Class B Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder, that such shareholder shall not:

  (i)
  tender any shares in acceptance of any Exclusionary Offer without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date;

  (ii)
  make any Exclusionary Offer;

  (iii)
  act jointly or in concert with any person or company that makes any Exclusionary Offer; or

  (iv)
  transfer any Class B Shares, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class B Shares transferred or to be transferred to each transferee;

  (b)
  as of the end of the seventh day after the Offer Date there has been delivered to the transfer agent and to the Secretary of the Corporation a certificate or certificates signed by or on behalf of one or more shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding Class B Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, which certificate or certificates shall confirm, in the case of each such shareholder:

  (i)
  the number of Class B Shares owned by the shareholder;

  (ii)
  that such shareholder is not making the offer and is not an associate or affiliate of, or acting jointly or in concert with, the person or company making the offer;

  (iii)
  that such shareholder shall not tender any shares in acceptance of the offer, including any varied form of the offer, without giving the transfer agent and the Secretary of the Corporation written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date; and

  (iv)
  that such shareholder shall not transfer any Class B Shares, directly or indirectly, prior to the Expiry Date without giving the transfer agent and the Secretary of the Corporation written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class B Shares transferred or to be transferred to each transferee; or

    (c)
    as of the end of the seventh day after the Offer Date a combination of certificates that comply with either clause (a) or (b) from shareholders of the Corporation owning in the aggregate more than 50% of the then outstanding Class B Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Offeror, has been delivered to the transfer agent and to the Secretary of the Corporation.

  6)
  If a notice referred to in sub-clause 5(a)(i), 5(a)(iv), 5(b)(iii) or 5(b)(iv) is given and the conversion right provided for in paragraph 2 has not come into effect, the transfer agent shall either forthwith upon receipt of the notice or forthwith after the seventh day following the Offer Date, whichever is later, determine the number of Class B Shares in respect of which there are subsisting certificates that comply with either clause 5(a) or 5(b). For the purpose of this determination, certificates in respect of which such a notice has been filed shall not be regarded as subsisting insofar as the Class B Shares to which the notice relates are concerned; the transfer that is the subject of any notice referred to in sub-clause 5(a)(iv) or 5(b)(iv) shall be deemed to have already taken place at the time of the determination; and the transferee in the case of any notice referred to in sub-clause 5(a)(iv) or 5(b)(iv) shall be deemed to be a person or company from whom the transfer agent does not have a subsisting certificate unless the transfer agent is advised of the identity of the transferee, either by such notice or by the transferee in writing, and such transferee is a person or company from whom the transfer agent has a subsisting certificate. If the number of Class B Shares so determined does not exceed 50% of the number of then outstanding Class B Shares, exclusive of shares owned immediately prior to the offer by the Offeror, paragraph 5 shall cease to apply and the conversion right provided for in paragraph 2 shall be in effect for the remainder of the Conversion Period.

  7)
  As soon as reasonably possible after the seventh day after the Offer Date, the Corporation shall send to each holder of Class A Subordinate Voting Shares a notice advising the holders as to whether they are entitled to convert their Class A Subordinate Voting Shares into Class B Shares and the reasons therefor. If such notice discloses that they are not so entitled but it is subsequently determined that they are so entitled by virtue of paragraph 6 or otherwise, the Corporation shall forthwith send another notice to them advising them of that fact and the reasons therefor.

  8)
  If a notice referred to in paragraph 7 discloses that the conversion right has come into effect, the notice shall:

  (a)
  include a description of the procedure to be followed to effect the conversion and to have the Converted Shares tendered under the offer;

  (b)
  include the information set out in paragraph 3 hereof; and

  (c)
  be accompanied by a copy of the offer and all other material sent to holders of Class B Shares in respect of the offer, and as soon as reasonably possible after any additional material, including a notice of variation, is sent to the holders of Class B Shares in respect of the offer, the Corporation shall send a copy of such additional material to each holder of Class A Subordinate Voting Shares.

  9)
  Prior to or forthwith after sending any notice referred to in paragraph 7, the Corporation shall cause a press release to be issued to a Canadian national news-wire service, describing the contents of the notice.

9.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:	L'émission, le transfert ou la propriété d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes:
No restrictions.
10.	Other provisions, if any:	Autres dispositions, s'il y a lieu:
NONE.
11.	The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule "A".	Les déclarations exigées aux termes du paragraphe 178(2) de la Loi sur les compagnies constituent l'annexe "A".
12.	A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule "B".	Une copie de la convention de fusion ou les résolutions des administrateurs (selon le cas) constitue(nt) l'annexe "B".
	These articles are signed in duplicate.	Les présents statuts sont signés en double exemplaire.
	Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.	Dénomination sociale des compagnies qui fusionnent, signature et fonction de leurs dirigeants régulièrement désignés.
	1305291 ONTARIO INC.	1305272 ONTARIO INC.
	President Exec. VP & Secretary	President Exec. VP & Secretary
	MI DEVELOPMENTS INC.	1276073 ONTARIO INC.
	President Exec. VP & Secretary	President Exec. VP & Secretary

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FORM OF ARTICLES OF AMALGAMATION OF MI DEVELOPMENTS INC. TO BE ADOPTED IN CONNECTION WITH THE SPIN-OFF TRANSACTIONS
ARTICLES OF AMALGAMATION STATUTS DE FUSION